Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-106656) of First BanCorp of our report dated July 10, 2007 relating to the financial statements of FirstBank 401(k) Retirement Plan for Residents of Puerto Rico which appears in this Form 11-K.
PricewaterhouseCoopers LLP
San Juan, Puerto Rico
July 10, 2007